EXHIBIT 99.1

FOR:       AMREP Corporation
           300 Alexander Park, Suite 204
           Princeton, New Jersey 08540

CONTACT:   Peter M. Pizza
           Vice President and Chief Financial Officer
           (609) 716-8210
           (609) 716-8255 (fax)

            AMREP REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS AND
            --------------------------------------------------------
                      ANNOUNCES NON-CASH IMPAIRMENT CHARGE
                      ------------------------------------

Princeton, New Jersey, July 14, 2009 - AMREP Corporation (NYSE: AXR) today announced that it recorded a pre-tax, non-cash impairment charge in the fourth quarter of its fiscal year 2009 ended April 30, 2009 of $50,246,000 ($41,557,000 after tax, or $6.93 per share). This impairment charge reflected the write-off of all of the goodwill of the Company's Subscription Fulfillment Services segment. After giving effect to this impairment charge, the Company reported a net loss of $43,466,000, or $7.25 per share, for fiscal 2009 compared to net income of $13,705,000, or $2.19 per share, in fiscal 2008. Revenues were $145,901,000 compared to $172,061,000 in the prior year.

For the fourth quarter of 2009, the net loss after the impairment charge was $46,332,000, or $7.73 per share, compared to net income of $529,000, or $0.09 per share, in the same period of 2008. Fourth quarter 2009 revenues were $34,321,000 versus fourth quarter 2008 revenues of $35,177,000.

Results for 2009 were entirely from continuing operations, including the impairment charge, while 2008's results included a net loss from discontinued operations of $57,000, or $0.01 per share, that reflected costs incurred in connection with the settlement of all litigation related to the Company's El Dorado, New Mexico water utility subsidiary that were in addition to costs that had been accrued for this matter in fiscal year 2007. Excluding the impairment charge, the net loss from continuing operations was $4,775,000, or $0.80 per share, in the fourth quarter of 2009, and $1,909,000, or $0.32 per share, for the full year of 2009. This included in both periods the write-off of a $6,500,000 receivable from a major magazine wholesaler which recently closed its business ($4,095,000 after tax, or $0.68 per share).

The primary reason for the fourth quarter 2009 non-cash goodwill impairment charge was the lower than expected fiscal 2009 revenues and operating results of the Company's Subscription Fulfillment Services segment and a change in the Company's internally projected future cash flows from that segment based on current industry trends. These reduced results and expectations reflected the well-publicized decline in the magazine publishing industry during fiscal 2009, which represents the Subscription Fulfillment Services segment's principal customer base, as well as the deep recession which has impacted the U.S. economy and consumers and the uncertainty about when this recession will end. The goodwill impairment charge is a non-cash item which is not expected to affect the day-to-day operations of either the Company or its Subscription Fulfillment Services segment.

Revenues from land sales at the Company's AMREP Southwest subsidiary were $2,320,000 and $8,914,000 in the fourth quarter and full year of 2009 compared to $289,000 and $27,902,000 for the comparable periods of 2008. AMREP Southwest continues to experience substantially lower land sales in its principal market of Rio Rancho, New Mexico due to the continuing severe decline in the real estate market in the greater Albuquerque-metro and Rio Rancho areas. Total acres sold were 148 in 2009 and 406 in 2008. The trend of declining permits for new home construction in the Rio Rancho area also continues, with 27% fewer single-family residential building permits issued during fiscal 2009 than in fiscal 2008. The Company believes that this decline has been consistent with the well-publicized problems of the national home building industry and credit markets, including fewer sales of both new and existing homes, an increasing number of mortgage delinquencies and foreclosures and a tightening of mortgage availability. Faced with these adverse conditions, builders have slowed the pace of building on developed lots previously purchased from the Company in Rio Rancho and delayed or cancelled the purchase of additional developed lots. These factors have also contributed to a steep decline in the sale of undeveloped land to both builders and investors.

In Rio Rancho, the Company offers for sale both developed and undeveloped lots to national, regional and local home builders, commercial and industrial property developers and others. The average selling price of land sold by the Company in Rio Rancho was $60,200 per acre in fiscal 2009 and $68,700 per acre in fiscal 2008, reflecting differences in the mix of properties sold in each period. As a result of these and other factors, including the nature and timing of specific transactions, revenues and related gross profits from real estate land sales can vary significantly from period to period and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's Media Services operations decreased 2% from $138,696,000 for fiscal 2008 to $136,206,000 for fiscal 2009, while fourth quarter  revenues  declined 7%, from $34,379,000 in 2008 to $31,878,000 in 2009.
Magazine  publishers,  who are the principal  customers of the  Company's  Media
Services operations, suffered generally from lower advertising revenues and lower subscription and newsstand sales during both periods, which led to reduced business for the Company's Media Services operations. Revenues from Subscription Fulfillment Services decreased from $122,521,000 and $30,410,000 for the full year and fourth quarter of 2008 to $115,964,000 and $25,789,000 in the same periods of 2009, primarily reflecting the net effect of reduced and lost business that resulted from lower publisher customer volumes and higher attrition of magazine titles than has been previously experienced, offset in part by revenue gains from new and some existing clients. Revenues from Newsstand Distribution Services decreased from $12,916,000 and $3,105,000 for the full year and fourth quarter of 2008 to $12,400,000 and $3,026,000 in the same periods of 2009, with the decline being due in part to the effects of a disruption in the wholesale distribution industry during the fourth quarter of 2009 caused by the closing of a major newsstand distribution wholesaler. Revenues from other operations within Media Services increased from $3,259,000 and $810,000 for the full year and fourth quarter of 2008 to $7,842,000 and $3,063,000 in the same periods of 2009, primarily from the inclusion of a product repackaging and fulfillment business and a temporary staffing company from the date of their asset purchases in November 2008.

For more detail regarding the non-cash goodwill impairment charge and additional information regarding the Company's financial results for fiscal 2009, please refer to the Annual Report on Form 10-K that the Company filed today with the Securities and Exchange Commission.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in Rio Rancho, New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides
subscription   fulfillment  and  related  services  to  publishers  and  others.

                            -----------------------

The statements in this news release regarding the future operations of the Company and its Subscription Fulfillment Services segment are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of AMREP Corporation and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to accurately estimate future cash flows and predict when the economy will recover. Further information about these and other relevant risks and uncertainties may be found in the Company's Form 10-K and its other filings with the Securities and Exchange Commission, all of which are available from the Commission as well as from other sources. Recipients of this news release are cautioned to consider these risks and uncertainties and to not place undue reliance on the forward-looking statements contained therein. AMREP Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             -----------------------

                             (Two Schedules Follow)
Schedule 1

                       AMREP CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                                             Three Months Ended April 30,
                                                             ----------------------------
                                                            2009 (a)                 2008
                                                            --------                 ----

Revenues                                              $  34,321,000           $   35,177,000

Net income (loss)                                     $ (46,332,000)          $      529,000
                                                      --------------          ---------------

Earnings (loss) per share - Basic and Diluted:        $       (7.73)          $         0.09
                                                      --------------          ---------------
Weighted average number of common shares
outstanding                                               5,996,000                5,995,000
                                                      --------------          ---------------

                                                             Twelve Months Ended April 30,
                                                             -----------------------------
                                                            2009 (a)                 2008
                                                            --------                 ----

Revenues                                              $ 145,901,000           $  172,061,000

Net income (loss):
 Continuing operations                                $ (43,466,000)          $   13,762,000
 Discontinued operations                                     -                       (57,000)
                                                      --------------          ---------------
                                                      $ (43,466,000)          $   13,705,000
                                                      --------------          ---------------

Earnings (loss) per share - Basic and Diluted:
 Continuing operations                                $       (7.25)          $         2.20
 Discontinued operations                                     -                         (0.01)
                                                      --------------          ---------------
                                                      $       (7.25)          $         2.19
                                                      --------------          ---------------

Weighted average number of common shares
outstanding                                               5,996,000                6,248,000
                                                      --------------          ---------------

(a) Includes after tax, non-cash impairment
charge of $41,557,000 ($6.93per share) in
2009

Schedule 2

The Company's land sales in Rio Rancho, New Mexico were as follows (dollar amounts in thousands):

                                               2009                                          2008
                             ----------------------------------------      ------------------------------------------
                               Acres                       Revenues         Acres                          Revenues
                               Sold         Revenues       per Acre         Sold          Revenues         per Acre
                             ----------    -----------    -----------      --------      ------------    ------------
Three months ended
April 30:
 Developed
   Residential                   10        $    2,320     $      232          (a)        $       74      $      296
   Commercial                     -                 -              -           -                 -               -
                             ----------    -----------    -----------      --------      ------------    ------------
 Total Developed                 10             2,320            232           -                 74             296
 Undeveloped                      -                 -              -           11               215              20
                             ----------    -----------    -----------      --------      ------------    ------------
   Total                         10        $    2,320     $      232           11        $      289      $       26
                             ----------    -----------    -----------      --------      ------------    ------------

Twelve months ended
April 30:
 Developed
   Residential                   13        $    3,109     $      239           30        $    9,542      $      318
   Commercial                     1               126            126           39             8,651             222
                             ----------    -----------    -----------      --------      ------------    ------------
 Total Developed                 14             3,235            231           69            18,193             264
 Undeveloped                    134             5,679             42          337             9,709              29
                             ----------    -----------    -----------      --------      ------------    ------------
   Total                        148        $    8,914     $       60          406        $   27,902      $       69
                             ----------    -----------    -----------      --------      ------------    ------------


(a)  less than 0.5 acres.